SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2003

ACE*COMM Corporation

(Exact name of registrant as specified in its charter)

Maryland	000-21059	52-1283030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

704 Quince Orchard Road, Gaithersburg, Maryland 20878

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 721-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On January 20, 2003, ACE*COMM Corporation issued a press release announcing that it had received a NASDAQ Staff Determination on January 13, 2003 indicating that ACE*COMM Corporation did not comply with the minium $10 million stockholders’ equity requirement for continued listing on the NASDAQ National Market for the period ended September 30, 2002. ACE*COMM announced that it is appealing this determination and that it has requested a hearing before a NASDAQ Listing Qualification Panel to discuss ongoing efforts to increase shareholder equity levels to levels above the minimum requirement. A copy of the press release is attached hereto as Exhibit 99.1

Item 7. Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

     99.1 Press release, dated January 20, 2003, announcing the NASDAQ Staff Determination received January 13, 2003, and ACE*COMM Corporation’s appeal of same.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE*COMM CORPORATION (Registrant)

Date: January 23, 2003	/s/ Steven R. Delmar Name: Steven R. Delmar Title: Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated January 20, 2003, announcing the NASDAQ Staff Determination received January 13, 2003, and ACE*COMM Corporation’s appeal of same.